                                                                     EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                           AMERITEL PAY PHONES, INC.

     The undersigned, AmeriTel Pay Phones, Inc., a Missouri corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of the Corporation in accordance with the General and Business Corporation Law of Missouri, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

     1. The name of the Corporation and the name under which the Corporation was originally organized is AmeriTel Pay Phones, Inc.

     2. The amendment to the Articles of Incorporation of the Corporation was adopted by the shareholders of the Corporation on April 4,1995 pursuant to the following resolution:

          RESOLVED, that the Articles of Incorporation of the Corporation be, and hereby are, amended to read in their entirety as set forth in Exhibit A
                                                                       ---------
     attached hereto.

Attached hereto as Exhibit A is a true and complete copy of the Exhibit A
                   ---------                                    ---------
referenced in the foregoing resolution.

     3. At the time of the adoption of the foregoing amendment to the Articles of Incorporation of the Corporation, the Corporation had 9,375 shares of common stock issued and outstanding, all of which were entitled to vote on the foregoing amendment.

     4. The foregoing amendment was adopted by the unanimous vote of the shareholders of the Corporation and, thus, 9,375 shares of common stock voted for the foregoing amendment and no shares of common stock voted against the foregoing amendment.

     5. The foregoing amendment provides for the reclassification of the shares of common stock as follows:

          The total number of shares of all classes of stock which the Corporation shall have the authority to issue consists of (a) 10,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and (b) 500,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), amounting in the aggregate to 10,500,000 shares of capital stock. The presently issued and outstanding shares of the Corporation's $1.00 par value common stock automatically shall, without any action on the part of the holders thereof, become and be reclassified and converted into shares of Common Stock, on the basis of one share of the Corporation's $1.00 par value common stock for three-hundred thirty and seven-tenths (330.7) shares of Common Stock; provided, however, that no fractional shares of Common Stock shall be issued in connection with the reclassification and conversion, but in lieu thereof each holder of presently issued and outstanding shares of common stock of the Corporation's $1.00 par value common stock who otherwise would be entitled to receive a fractional share of Common Stock shall receive one (1) additional share of Common Stock. Each holder of any outstanding certificate or certificates formerly representing shares of the Corporation's $1.00 par value common stock shall surrender the same for cancellation to the Corporation or its designated agent, and shall receive in exchange therefor certificates representing the appropriate number of full shares of Common Stock. Until so surrendered, each outstanding certificate formerly representing shares of the Corporation's $1.00 par value common stock shall be deemed for all purposes to evidence the number of shares of Common Stock into which the same shall have been reclassified and converted.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation by its President and Secretary, and verified by its Secretary, as of this ____ day of April, 1995.


                                    AMERITEL PAY PHONES, INC.
[Seal]

                                    By:  /s/ ROGER K. SALLEE
                                       -------------------------------------
                                           Roger K. Sallee, President



                                    By:  /s/ JEFFERY D. AYERS
                                       -------------------------------------
                                           Jeffrey D. Ayers, Secretary


VERIFY:


       /s/ JEFFREY D. AYERS
---------------------------------
Jeffrey D. Ayers, Secretary

                                                                       Exhibit A
                                                                       ---------


                       AMENDED ARTICLES OF INCORPORATION
                                      OF
                           AMERITEL PAY PHONES, INC.

                                  ARTICLE ONE
                                  -----------

     The name of the Corporation is:  AmeriTel Pay Phones, Inc.

                                  ARTICLE TWO
                                  -----------

     The address of the Corporation's registered office in the State of Missouri is 2300 Main, Suite 1100, Kansas City, Missouri 64108. The name of the Corporation's registered agent at such address is BSMWL, Inc.

                                 ARTICLE THREE
                                 -------------

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue consists of (a) 10,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and (b) 500,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), amounting in the aggregate to 10,500,000 shares of capital stock. The presently issued and outstanding shares of the Corporation's $1.00 par value common stock automatically shall, without any action on the part of the holders thereof, become and be reclassified and converted into shares of Common Stock, on the basis of one share of the Corporation's $1.00 par value common stock for three-hundred thirty and seven-tenths (330.7) shares of Common Stock; provided, however, that no fractional shares of Common Stock shall be issued in connection with the reclassification and conversion, but in lieu thereof each holder of presently issued and outstanding shares of common stock of the Corporation's $1.00 par value common stock who otherwise would be entitled to receive a fractional share of Common Stock shall receive one (1) additional share of Common Stock. Each holder of any outstanding certificate or certificates formerly representing shares of the Corporation's $1.00 par value common stock shall surrender the same for cancellation to the Corporation or its designated agent, and shall receive in exchange therefor certificates representing the appropriate number of full shares of Common Stock. Until so surrendered, each outstanding certificate formerly representing shares of the Corporation's $1.00 par value common stock shall be deemed for all purposes to evidence the number of shares of Common Stock into which the same shall have been reclassified and converted.

     The following is a statement of the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions thereof, in respect of each class of capital stock of the Corporation:

A.   COMMON STOCK.
     ------------

     1.   General.  The voting, dividend and liquidation rights of the holders
          -------
of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.   Voting.  The holders of the Common Stock are entitled to one vote for
          ------
each share of Common Stock held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     3.   Dividends.  Dividends may be declared and paid on the Common Stock
          ---------
from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding series of Preferred Stock.

     4.   Liquidation.  Upon the dissolution or liquidation of the Corporation,
          -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to any rights of any then outstanding series of Preferred Stock.

B.   PREFERRED STOCK.
     ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including, without limitation, dividend rights conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by The General and Business Corporation Law of Missouri. Without limiting the generality of the foregoing, except as otherwise provided herein or in the resolutions providing for the issuance of any series of Preferred Stock, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided herein or in the resolutions providing for the issuance of any series of Preferred Stock, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Articles of Incorporation.

C.   SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
     -----------------------------------------------

     1.   Designation.  500,000 shares of the authorized and unissued Preferred
          -----------
Stock of the Corporation are hereby designated "Series A Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"), with the following rights and limitations.

     2.   Dividends.
          ---------

          (a)  Amount.  The holder of each share of Series A Preferred Stock
               ------
shall be entitled to receive, out of any funds legally available therefor, with respect to each three-month period ending on an anniversary, or ending on a date occurring three months, six months or nine months after an anniversary, of the date on which a share of Series A Preferred Stock is first issued by the Corporation (the "Original Issue Date") or such portion thereof that such share of Series A Preferred Stock is outstanding (each a "Quarterly Dividend Period"), the greater of (i) dividends equal to the product, rounded to the nearest basis point, of (A) the Dividend Rate (as defined in subsection 2(d) below), multiplied by (B) $6.25 (the "Stated Amount"), as adjusted appropriately for stock splits, stock dividends, combinations or similar recapitalizations affecting the Series A Preferred Stock, and multiplied by (C) with respect to each share that is outstanding for all of the applicable Quarterly Dividend Period, twenty-five percent (25%), and with respect to each share that is outstanding for a portion, but not all, of the applicable Quarterly Dividend Period, a fraction, the numerator of which is equal to the number of days that such share is outstanding during such Quarterly Dividend Period, and the denominator of which is the number of days in such Quarterly Dividend Period ("Preferential Dividends") or (ii) such dividends as would be paid on each share of Common Stock into which each share of Series A Preferred Stock could be converted on the applicable record date (the "Conversion Dividends").

          (b)  Preference.  In any case where the dividends to which the holders
               ----------
of Series A Preferred Stock are entitled under subsection 2(a) above are Preferential Dividends, no dividends shall be paid on any Common Stock or any other shares of capital stock of the Corporation (other than Series A Preferred Stock) during any fiscal year of the Corporation until all Preferential Dividends have been paid or declared and set apart during and with respect to that fiscal year.

          (c)  Cumulation.  Preferential Dividends on each share of Series A
               ----------
Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends in the amount set forth in subsection 2(a) above on all shares of Series A Preferred Stock then outstanding shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any dividends shall be paid on any Common Stock or any other shares of capital stock of the Corporation.

          (d)  Dividend Rate.  For purposes of this Section 2, the term
               -------------
"Dividend Rate" means (i) for the one-year period ending on the first anniversary of the Original Issue Date, eight percent (8%), (ii) for the one-year period ending on the second anniversary of the Original Issue Date, ten percent (10%), and (iii) for the one-year period ending on the third anniversary of the Original Issue Date and each one-year period thereafter, twelve percent (12%).

          (e)  Payment.  Preferential Dividends shall be payable in arrears no
               -------
later than the fifteenth (15th) day following the end of the applicable Quarterly Dividend Period, and, at the option of the Corporation, shall be payable either in cash or additional shares of Series A Preferred Stock, the number of shares of which per share of Series A Preferred Stock then outstanding shall equal the quotient of (i) the cash value per share of the applicable Preferential Dividend, divided by (ii) the total of (A) if the then effective Conversion Number (as defined in Section 5(a) below) is one, $6.25, or if the then effective Conversion Number is greater than one, the consideration per share (as determined pursuant to Section 5(e)(v) below) with respect to the Additional Shares of Common Stock (as defined in Section 5(e)(i)(D) below) issued (or deemed issued) that caused the then most recent adjustment to the Conversion Number, plus (B) the earnings per share of Common Stock (on a fully diluted basis), if any, from the Applicable Date (as defined below) to the end of the applicable

Quarterly Dividend Period, less (C) the net loss per share of Common Stock (on a fully diluted basis), if any, from the Applicable Date to the end of the applicable Quarterly Dividend Period, and less (D) the fair market value of any dividends (other than dividends payable in shares of the Corporation) per share of Common Stock (on a fully diluted basis) declared and paid by the Company on the Common Stock or, if not deducted previously in the earnings per share or net loss per share calculation set forth in clauses (B) and (C) of this subsection
(e), the Series A Preferred Stock, or both, from the Applicable Date to the end of the applicable Quarterly Dividend Period. For purposes of this subsection
(e), the term "Applicable Date" shall mean the later of the date that shares of Series A Preferred Stock are first issued by the Corporation and the date of the then most recent adjustment to the Conversion Number. In the event Preferential Dividends are paid in shares of Series A Preferred Stock, such shares shall be deemed to have been issued for all purposes as of the end of the Quarterly Dividend Period with respect to which such shares are issued.

          (f)  Compounding.  In the event Preferential Dividends are not
               -----------
declared and paid as contemplated by the foregoing subsections of this Section 2 for a Quarterly Dividend Period, the cash value per share of the accrued Preferential Dividends with respect to any such Quarterly Dividend Period shall be added (solely for the purpose of calculating dividends payable in the Series A Preferred Stock) to the Stated Amount as of the beginning of the Quarterly Dividend Period next succeeding the Quarterly Dividend Period as to which such Preferential Dividends were not paid, and shall thereafter accrue additional dividends in respect thereof as contemplated by this Section 2, for such period of time until such accrued Preferential Dividends are so paid.

     3.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a)  Preference.  In the event of any voluntary or involuntary
               ----------
liquidation, dissolution or winding up of the Corporation (a "Liquidating Event"), the holders of then outstanding shares of Series A Preferred Stock shall be entitled to be paid, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, out of the assets of the Corporation available for distribution to its shareholders, an amount equal to $6.25 per share, subject to appropriate adjustment in the event of any stock dividend (including any stock dividend pursuant to subsection 2(e) above), stock split, combination or other similar recapitalization affecting such shares, plus an amount equal to full cumulative and, if applicable, compounded dividends (whether or not earned or declared) accrued and unpaid thereon, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such Liquidating Event. If upon the occurrence of any Liquidating Event the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b)  Common Stock.  Subject to the payment in full of the liquidation
               ------------
preferences with respect to the Series A Preferred Stock as provided in subsection 3(a) above, if upon the occurrence of such Liquidating Event any assets and funds of the Corporation are legally available for distribution, then a dividend shall be payable on each share of Common

Stock then outstanding, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock by reason of their ownership thereof, in an amount equal to the per share cash consideration received by the Corporation upon its issuance of Common Stock to the initial holder of such share (as adjusted for any stock dividends, stock splits, combinations or similar recapitalizations affecting such shares). Subject to the payment in full of the liquidation preferences with respect to the Series A Preferred Stock as provided in subsection 3(a) above, if upon the occurrence of such Liquidating Event the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Common Stock in proportion to the weighted value of shares of Common Stock (as determined by the per share cash consideration received by the Corporation upon issuance of the Common Stock to the original holder thereof) then held by them.

          (c)  Participation.  After payment to the holders of the Common Stock
               -------------
and the Series A Preferred Stock of the amounts set forth in subsections 3(a) and (b) above and payment of liquidating distributions to the holders of any other series of Preferred Stock, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

          (d)  Certain Transactions Deemed Liquidating Event.  A consolidation
               ---------------------------------------------
or merger of the Corporation with or into another corporation or entity, or a sale of all or substantially all of the assets of the Corporation (individually, a "Fundamental Transaction"), shall be regarded as a Liquidating Event within the meaning of this Section 3 unless (i) on or prior to the tenth day following the date on which the holders of the Series A Preferred Stock receive notice of such Fundamental Transaction the holders of not less than sixty-seven percent (67%) of the then outstanding shares of Series A Preferred Stock give notice to the Corporation that such Fundamental Transaction shall not be regarded as a Liquidating Event or (ii) any director elected by the holders of Series A Preferred Stock votes in favor of the Fundamental Transaction (or abstains from voting in respect thereof), in which case the Fundamental Transaction shall not be regarded as a Liquidating Event.

     4.   Voting.
          ------

          (a)  General.  Each holder of outstanding shares of Series A Preferred
               -------
Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of subsections 4(b) or 4(c) below, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b)  Directors. Until such time that the sum of (i) the number of then
               ---------
outstanding shares of Common Stock that have been issued as a result of a conversion of shares of Series A Preferred Stock into shares of Common Stock ("Converted Common Stock") that are then held by the shareholder to which the shares of Series A Preferred Stock were issued originally (the "Original Preferred Shareholder"), and (ii) the number of shares that may be Converted Common Stock as a result of conversion of then outstanding shares of Series A Preferred Stock that are then held by the Original Preferred Shareholder into shares of Common Stock, is less than 80,000 (such number being subject to appropriate adjustment in the event of (A) any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock, or (B) any adjustment to the conversion ratio pursuant to Section 5(e) below), the holders of record of the outstanding shares of Series A Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect one of the total number of directors of the Corporation, and the holders of record of the outstanding shares of Common Stock, voting exclusively and as a separate class, shall be entitled to elect the remaining number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing directors by holders of the Series A Preferred Stock. A vacancy in any directorship filled by the holders of Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock.

          (c)  Veto Rights.  In addition to any other rights provided by law or
               -----------
in this Section 4, so long as not less than 40% of the then outstanding shares of Series A Preferred Stock are held by a single person or entity and at least 80,000 of the shares of Series A Preferred Stock (such number being subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Series A Preferred Stock) are outstanding and held by Original Preferred Shareholders, the Corporation shall not, without the prior written consent of holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred
Stock:

               (i)    Declare or pay any dividends of any kind on the Common
Stock;

               (ii) Make any loan or advance to any employee, except advances and similar expenditures in the ordinary course of business (including advances for travel expenses or in respect of salaries or commissions not yet due or owing);

               (iii) Guarantee, directly or indirectly, any indebtedness except for guarantees arising in the ordinary course of the Corporation's business;

               (iv) Merge with or into or consolidate with any other corporation unless the Corporation is the surviving corporation, or sell, lease, or otherwise dispose of all or substantially all of its properties or assets;

               (v) Make any redemption or purchase or otherwise acquire any of its capital stock, now or hereafter issued, of any class, except for (A) any redemption or repurchase of shares of Series A Preferred Stock pursuant to
Section 6 below or upon an event of default pursuant to any stock purchase agreement between the Corporation and the Original Preferred Shareholders dated on or before the Original Issue Date, (B) repurchases of shares of capital stock pursuant to any incentive compensation arrangement adopted by the Corporation (an "Employee Plan") and (C) repurchases of shares of capital stock owned by any employee of the Corporation pursuant to an employment agreement between the Corporation and such employee dated on or before the Original Issue Date;

               (vi) Modify or amend the Corporation's Articles of Incorporation or bylaws (including, without limitation, any change in the present capitalization of the Corporation or any changes in the number of directors of the Corporation);

               (vii) Unless the prior approval of the Corporation's Board of Directors is obtained, mortgage, pledge or encumber all or substantially all of the Corporation's assets or property now owned or hereafter acquired by it, or permit any corporation or other entity, a majority of the voting stock or equity interests having voting rights of which is owned or controlled by the Corporation, to mortgage, pledge or encumber all or substantially all of such corporation's assets or property now or hereafter acquired by it, except for (A) the lien of taxes, assessments or other governmental charges not yet due which may be paid without penalty, (B) liens of carriers, warehousemen, materialmen incurred in the ordinary course of business for sums not yet due, (C) any pledge or lien securing only unemployment insurance, workmen's compensation or similar obligations which are not in default, and (D) sales in the ordinary course of business;

               (viii) Incur expenditures in excess of the capital budget contained in the Corporation's budget and development schedule for the applicable fiscal year of the Corporation; .

               (ix) Own, or permit any subsidiary of the Corporation to own, any voting stock or equity interests having voting rights of any corporation, partnership or other entity unless such corporation, partnership or other entity is wholly-owned by the Corporation, either directly or indirectly through any subsidiary or subsidiaries of the Corporation;

               (x) Repay any indebtedness now or hereafter owing to any shareholder of the Corporation or Avis G. Tucker except as shall become due and payable in accordance with the terms and conditions of such indebtedness; or

               (xi) Purchase or otherwise acquire assets requiring expenditures in excess of $250,000 without the prior approval of the Board of Directors of the Corporation.

For purposes of this subsection 4(c), a corporation or other entity, a majority of the voting stock or equity interests having voting rights of which is owned or controlled by the Corporation, is a "subsidiary" of the Corporation.

     5.   Conversion.  The holders of the Series A Preferred Stock shall have
          ----------
conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert. Each share of Series A Preferred Stock shall be
               ----------------
convertible, at the option of the holder thereof, at any time and from time to time, into the Conversion Number (as defined below) of fully paid and nonassessable shares of Common Stock as is in effect at the time of conversion; provided, however, that such conversion shall not effect the right of the
--------  -------
holders of such Series A Preferred Stock to receive an amount equal to full cumulative and, if applicable, compounded dividends (whether or not earned or declared) on the shares of Series A Preferred Stock so converted, to and including the date of such conversion, such amount to be payable in cash (or, in the event a sufficient amount of cash is not then available, Common Stock at the then fair market value, as determined (i) in good faith by the Board of Directors of the Corporation, or (ii) if so requested by the holder of shares of Series A Preferred Stock being converted no later than 5 days after such determination by the Board, by a regionally or nationally recognized investment banking firm or a member of a recognized professional organization of business appraisers (an "Independent Appraiser") selected by the Corporation that is reasonably acceptable to such holder of Series A Preferred Stock, and half of the cost of the appraisal shall be paid by such holder of Series A Preferred Stock and half will be paid by the Corporation). The Conversion Number initially shall be one (1) (the "Conversion Number"), but shall be subject to adjustment as provided below. In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

          (b)  Automatic Conversion.  Upon (i) the sale of shares of Common
               --------------------
Stock in the Corporation's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation (a "Public Offering") or (ii) the date specified by vote or written consent of holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock, each duly issued and outstanding share of the Series A Preferred Stock shall, as of such date, be converted into the Conversion Number (as in effect, in regards to a Public Offering, immediately after any adjustment thereto pursuant to subsection 5(e) below as a result of the Public Offering, and in regards to such a vote or consent, immediately prior to such conversion) of fully paid and nonassessable shares of the Common Stock; provided, however,
                                                            --------  --------
that such conversion shall not affect the right of the holders of such Series A Preferred Stock to receive, out of the proceeds of such Public Offering or otherwise, an amount equal to full cumulative and, if applicable, compounded dividends (whether or not earned or declared) on the shares of Series A Preferred Stock so converted, to and including the closing date of the Public Offering or the date specified by such vote or consent, as the case may be, such amount to be payable in cash (or, in the event a sufficient amount of cash is not then available, Common Stock at the then fair market value, as determined by an Independent Appraiser selected by the Corporation that is reasonably acceptable to the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock). The Corporation shall give the holders of the Series A Preferred Stock notice of the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of any registration statement relating to any proposed Public Offering not less than 30 days prior to such filing. The holders of shares of Series A Preferred Stock shall present such shares for surrender to the Corporation in accordance with the provisions of subsection 5(d)(i) below on or before the closing date of such Public Offering and the Corporation shall issue to such holders a certificate or certificates for shares of Common Stock in accordance with the provisions of subsection 5(d)(i) below on such closing date.

          (c)  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock, as determined in good faith by the Board of Directors of the Corporation.

          (d)  Mechanics of Conversion.
               ------------------------

               (i)    Surrender of Certificates. In order for a holder of Series
                      -------------------------
A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

               (ii)   Reservation of Common Stock. The Corporation shall, at all
                      ---------------------------
times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Number whereby shares of Common Stock issuable upon conversion of the Series A Preferred Stock would be issued at an issuance price below the then par value thereof, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Number.

               (iii)  Unpaid Dividends. Upon any such conversion, no adjustment
                      ----------------
to the Conversion Number shall be made for any accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion. Upon any such conversion, full cumulative and, if applicable, compounded dividends (whether or not earned or declared) from the applicable date of issuance to such Conversion Date shall be paid on the Series A Preferred Stock surrendered for conversion, such dividends to be paid in cash (or, in the event a sufficient amount of cash is not then available, Common Stock at the then fair market value, as determined in the manner described in subsection (a) or (b), as the case may be, of this Section 5).

               (iv)   No Rights. All shares of Series A Preferred Stock that
                      ---------
have been surrendered for conversion as herein provided or are subject to automatic conversion under subsection 5(b), whether or not surrendered, shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive payment of any accrued and unpaid dividends thereon, to receive shares of Common Stock in exchange therefor and to be deemed the holder of such shares of

Common Stock on the Conversion Date. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

          (e)  Adjustments to Conversion Number for Certain Diluting Issues:
               ------------------------------------------------------------

               (i)    Special Definitions.  For purposes of this Section 5, the
                      -------------------
following definitions shall apply:

                      (A)  "Option" shall mean stock awards, rights, options or
                            ------
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding stock awards, rights, options or warrants granted to employees of the Corporation pursuant to any Employee Plan.

                      (B)  "Original Issue Date" shall mean the date on which a
                            -------------------
share of Series A Preferred Stock was first issued.

                      (C)  "Convertible Securities" shall mean any evidences of
                            ----------------------
indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                      (D)  "Additional Shares of Common Stock" shall mean all
                            ---------------------------------
shares of Common Stock issued (or, pursuant to subsection 5(e)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                           (I) Upon conversion of shares of Series A Preferred Stock;

                           (II) As a dividend or distribution on Series A Preferred Stock;

                           (III) By reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I) and (II) or this clause
                                   (III); or

                           (IV) Upon the exercise of options excluded from the definition of "Option" in subsection 5(e)(i)(A), if any.

                       (E) "Common Stock Deemed Outstanding" shall mean, at any
                            -------------------------------
given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon conversion of the Series A Preferred Stock or other Convertible Securities then outstanding, plus the number of shares of Common Stock issuable at any time upon the exercise of all then outstanding options, warrants or other rights to purchase Common Stock (whether or not excluded from the definition of the term "Option" in subsection 5(e)(i)(A) above).

                       (F) "Corporation Aggregate Value" shall mean the sum of
                            ---------------------------
(I) the product of the Common Stock Deemed Outstanding (immediately prior to the applicable issuance (or deemed issuance) of Additional Shares of Common Stock) multiplied by the consideration per share (determined pursuant to subsection 5(e)(v) below) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation, plus (II) the then book value of the Corporation's liabilities, as determined in good faith by the Board of Directors of the Corporation in accordance with generally accepted accounting principles consistently applied.

                       (G) "Minimum Aggregate Value" shall mean the sum of (I)
                            -----------------------
$35,000,000.00, plus (II) the aggregate consideration (determined pursuant to subsection 5(e)(v) below) for any and all issuances (or deemed issuances) of Additional Shares of Common Stock that occur after the Original Issue Date.

               (ii)   No Adjustment of Conversion Number. No adjustment in the
                      ----------------------------------
number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Number thereof or otherwise, unless the Corporation Aggregate Value with respect to an issue of Additional Shares of Common Stock is less than the Minimum Aggregate Value immediately prior to such issue of Additional Shares of Common Stock; provided, however, that if prior to such issuance, the Corporation receives
--------  ------
written notice from the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment in the applicable Conversion Number shall be made as the result of the issuance of Additional Shares of Common Stock, then no such adjustment in the applicable Conversion Number shall be made.

               (iii)  Deemed Issue of Additional Shares of Common Stock.  If the
                      -------------------------------------------------
Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional
                                              --------  -------
Shares of Common Stock shall not be deemed to have been issued unless the Corporation Aggregate Value (determined as if such Additional Shares of Common Stock are deemed to have been issued) would be less than the Minimum Aggregate Value immediately prior to such issue, or such record date, as the case may be; and provided further, however, that in any such case in which Additional Shares
-----------------------------
of Common Stock are deemed to be issued:

                      (A) No further adjustment in the Conversion Number shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities;

                      (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Number computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the
                        ------------------
Conversion Number shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock;

                      (C) Upon the expiration or termination of any unexercised Option or right of conversion or exchange under any Convertible Security, the Conversion Number shall be readjusted; and

                      (D) No readjustment pursuant to clause (B) or (C) above shall have the effect of decreasing the Conversion Number to a number that is less than the Conversion Number on the day prior to the original adjustment date with respect to the applicable deemed issue.

               (iv)   Adjustment of Conversion Number Upon Issuance of
                      ------------------------------------------------
Additional Shares of Common Stock. In the event the Corporation shall at any
---------------------------------
time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 5(e)(iii) above), and the Corporation Aggregate Value with respect to such issue is less than the Minimum Aggregate Value immediately prior to such issue, then and in such event, the Conversion Number shall be increased, concurrently with such issue, to a number (calculated to the nearest one-hundredth (0.01 )) determined in accordance with the following formula:

                                      C1N(V1 - L)
     New Conversion Number =
                              ----------------------------------
                              (V2 - L)(C1 + PN) - PN(V1 - L)
     where:

     C2    =     Common Stock Deemed Outstanding (excluding the number of shares of Common Stock issuable upon conversion of the Series A
                 Preferred Stock) immediately after such issue;

     N     =     Conversion Number immediately prior to such issue;

     V1    =     Minimum Aggregate Value immediately prior to such issue;

     L  =      Book value of the Corporation's liabilities immediately prior to such issue, as determined in good faith by the Board of Directors of the Corporation in accordance with generally accepted accounting principles consistently applied;

     V2  =     Minimum Aggregate Value immediately after such issue;

     C1  =     Common Stock Deemed Outstanding (excluding the number of shares of Common Stock issuable upon conversion of the Series A
               Preferred Stock) immediately prior to such issue; and

     P  =      Number of outstanding shares of the Series A Preferred Stock immediately prior to such issue.

Notwithstanding the foregoing, the applicable Conversion Number shall not be so increased at such time if the amount of such increase would be an amount less than one one-hundredth (0.01), but any such amount shall be carried forward and an increase with respect thereto made at the time of and together with any subsequent increase which, together with such amount and any other amount or amounts so carried forward, shall aggregate one one-hundredth (0.01) or more.

               (v)  Determination of Consideration. For purposes of this
                    ------------------------------
subsection 5(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A)  Cash and Property.  Such consideration shall:
                         -----------------

                         (I)  Insofar as it consists of cash, be computed at the
aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         (II)  Insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (III)  In the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B)  Options and Convertible Securities. The consideration per
                    -----------------------------------
share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 5(e)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                    (I) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by;

                    (II) The maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      (f)  Adjustment for Stock Splits and Combinations. If the
                           --------------------------------------------
Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Number then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Number then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

                      (g)  Adjustment for Certain Dividends and Distributions.
                           --------------------------------------------------
In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Number shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Number then in effect by a fraction:

                           (i)   The numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and

                           (ii)  The denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided,
                                                                    --------
however, that if such record date shall have been fixed and such dividend is not
-------
fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Number shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Number shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

                      (h)  Adjustments for Other Dividends and Distributions. In
                           -------------------------------------------------
the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period.

                      (i)  Adjustment for Reclassification, Exchange, or
                           ---------------------------------------------
Substitution. If the Common Stock issuable upon the conversion of the Series A
------------
Preferred Stock shall be
changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                      (j)  Adjustment for Merger or Reorganization, Etc. In case
                           --------------------------------------------
of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock thereafter shall be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock to the end that the provisions set forth in this
Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Number) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                      (k)  No Impairment. The Corporation will not, by amendment
                           -------------
of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                      (l)  Certificate as to Adjustments. Upon the occurrence of
                           -----------------------------
each adjustment or readjustment of the Conversion Number pursuant to this
Section 5, the Corporation at its expense promptly shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such) adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Number then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock. Any such certificate may be certified, at the option of such holder or the Corporation, by the Corporation's independent public accountant at the expense of the Corporation.

                      (m)  Notice of Record Date.  In the event:
                           ---------------------

                           (i) That the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (ii) That the Corporation subdivides or combines its outstanding shares of Common Stock;

                           (iii) Of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (iv) Of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least 20 days prior to the record date specified in paragraph (A) of this subsection 5(m) or 20 days before the date specified in paragraph (B) of this subsection 5(m), a notice stating:

                                  (A)  The record date of such dividend,
                                       distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

                                  (B) The date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     6.   Optional Redemption at the Shareholder's Election.
          -------------------------------------------------

          (a)  Election and Valuation.  At any time and from time to time after
               ----------------------
the fifth (5th) anniversary of the Original Issue Date to the tenth (10th) anniversary thereof, the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock shall have the option, exercisable by giving a revocable written notice to the Corporation (the "Redemption Notice"), to require the Corporation to redeem all or a specified portion of the shares of Series A Preferred Stock outstanding and to cause such redemption to occur on the later of the forty-fifth (45th) day after delivery of the Redemption Notice and the fifteenth (15th) day after the Valuation Notice (as hereinafter defined) is given (the "Redemption Date"). Upon receipt of the Redemption Notice, the Board of Directors of the Corporation shall select an Independent Appraiser that is reasonably acceptable to the holders of at least fifty-one percent (51 %) of the then outstanding shares of Series Preferred Stock to determine the fair market value of the then outstanding shares of Series A Preferred Stock (the "Preferred Stock Value"). For purposes of this Section 6, the Preferred Stock Value shall be equal to the sum of (i) the cumulative and, if applicable, compounded dividends (whether or not earned or declared) on the shares of Series A Preferred Stock accrued and unpaid thereon to and including the Redemption Date, plus (ii) the greater of (A) the product of (I) the total of (x) the product of seven (7) multiplied by the Corporation's earnings before non-recurring changes, extraordinary expenses, interest, taxes, and depreciation, amortization and other non-cash charges for the calendar quarter immediately preceding the date on which the Redemption Notice is given, less (y) Funded Debt (as hereinafter defined) as of the end of such calendar quarter, plus (z) the amount of cash and cash equivalents of the Corporation as of the end of such calendar quarter, multiplied by (II) a fraction, the numerator of which is equal to the product the number of outstanding shares of the Series A Preferred Stock as of the date on which the Redemption Notice is given, multiplied by the then effective Conversion Number, and the denominator of which is equal to the Common Stock Deemed Outstanding as of the date on which the Redemption Notice is given, or
(B) the product of (I) the fair market value of a share of Common Stock, multiplied by (II) the number of shares of Common Stock equal to the product of the number of outstanding shares of Series A Preferred Stock as of the date of the Redemption Notice, multiplied by the then effective Conversion Number, with the fair market value of a share of Common Stock determined by such Independent Appraiser, with such Independent Appraiser to determine the value that a share of Common Stock would have if sold in a public market, without any reduction for illiquidity or the size of the block of Common Stock to be sold. For purposes of this Section 6, Funded Debt shall be equal to, as of a specified date, all indebtedness of the Corporation that by its terms or the terms of any other agreement relating thereto matures, or is directly or indirectly renewable or extendible at the option of the Corporation to a date, more than one year from the creation of such indebtedness.

          Within 30 days after its selection, such Independent Appraiser shall make such determination and give notice thereof to the Corporation, which shall promptly (and, in any event, within five days after receipt of such notice from such Independent Appraiser) give notice of such determination (the "Valuation Notice") to the holders of the shares of the Series A Preferred Stock then outstanding. Such notice shall set forth in reasonable detail the factors on which such determination was based. Such determination shall be valid and binding on the Corporation and its shareholders. If the holders of at least fifty-one percent (51%) of the Series A Preferred Stock do not revoke the Redemption Notice within 10 days after receipt of the Valuation Notice, the Redemption Notice shall become irrevocable and the Corporation will then be obligated to redeem on the Redemption Date all or the applicable portion of the shares of Series A Preferred Stock, and the holders of Series A Preferred Stock shall be obligated to tender all of their shares or, if only a portion of shares are being redeemed, the applicable pro rata portion of their shares, for redemption; provided, however, that in the event a holder of shares of Series A
            ------------------
Preferred Stock has tendered the number of shares of Series A Preferred Stock otherwise redeemable pursuant to the foregoing for conversion pursuant to subsection 5(a) above after the date that the Valuation Notice is given but prior to the close of business on the fifth (5th) calendar day preceding the Redemption Date or, if such date is not a business day, on the next preceding business day, such holder shall not be required to tender shares for redemption on such Redemption Date. In the event that the Redemption Notice becomes irrevocable, half of the cost of the appraisal applicable to such Redemption Notice shall be paid by the Corporation and half will be paid by the holders of the Series A Preferred Stock. In the event of the complete revocation of any Redemption Notice (upon the election by the holders of at least fifty-one percent (51%) of the Series A Preferred Stock) within 10 days after receipt of the Valuation Notice, then the holders of the Series A Preferred Stock shall pay the entire cost of the appraisal applicable to such Redemption Notice. Notwithstanding any provisions contained herein to the contrary, however, (i) upon a Redemption Notice becoming irrevocable only with respect to a portion of the then outstanding shares of Series A Preferred Stock, then the holders of the Series A Preferred Stock thereafter shall be permitted to give only Redemption Notices that shall be applicable to all, and not a selected portion, of the then outstanding shares of Series A Preferred Stock, and (ii) no Redemption Notice may be given within the one-year period commencing on the date that the then most recent Redemption Notice was given.

          (b)  Redemption Price. The redemption price for each share of Series A
               ----------------
Preferred Stock redeemed pursuant to this Section 6 (the "Redemption Price") shall be equal to the quotient of the Preferred Stock Value divided by the number of outstanding shares of Series A Preferred Stock as of the date on which the Redemption Notice is given.

          (c)  Payment and Surrender.  The Valuation Notice shall be mailed by
               ---------------------
first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock, at his or its address last shown on the records of the transfer agent of the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), and shall, in addition to specifying the determination of the Preferred Stock Value, notify such holder of the redemption, specify the Redemption Date and the date on which such holder's Conversion Rights (pursuant to subsection 5(a) hereof) as to such shares terminate, and call upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed. On or prior to the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Valuation Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. The Redemption Price due to each holder shall be payable by delivery on the Redemption Date of a certified or bank cashier's check in an amount equal to 100% of the aggregate Redemption Price due to such holder (or such lesser percentage of the aggregate Redemption Price as the Corporation and the holders of Series A Preferred Stock shall mutually agree, and on such terms as they shall mutually agree with respect to said lesser percentage and to the balance of the aggregate Redemption Price). From and after the date he or it has received payment in full, all rights of the holders of the Series A Preferred Stock designated for redemption in the Valuation Notice, as holders of Series A Preferred Stock of the Corporation, shall cease with respect to such shares, and such shares thereafter shall not be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (d)  No Reissues.  Any shares of Series A Preferred Stock redeemed
               -----------
pursuant to this Section 6 shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

          (e)  Termination.  Notwithstanding anything contained herein, the
               -----------
provisions contained in this Section 6 shall terminate and be of no further force and effect upon the earlier of (i) the closing of the sale of shares of Common Stock in a Public Offering or (ii) the first date on which less than 80,000 shares of Series A Preferred Stock (such number being subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) shall be outstanding.

     7.   Preemptive Right.
          ----------------

          (a)  Preemptive Right.  At any time prior the closing of the sale of
               ----------------
shares of Common Stock in a Public Offering, each registered holder of Series A Preferred Stock shall have the preemptive right to purchase all or any part of his or its pro rata share of New Securities (as defined in subsection 7(b) below) which the Corporation may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below and the preemptive right of any holder of Series A Preferred Stock set forth in any stock purchase or subscription agreement between the Corporation and such holder (whether now existing or executed hereafter). The pro rata share, for purposes of this subsection 7(a), shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by such holder from or issuable upon conversion or exercise of any Series A Preferred Stock, and any convertible securities, options, rights or warrants then held by such holder as a result of a previous exercise of the preemptive rights granted hereunder, and the denominator of which is the total number of shares of Common Stock Deemed Outstanding as defined in Section 5(e)(i)(E).

          (b)  New Securities.  "New Securities" shall mean any capital stock of
               --------------
the Corporation whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term
                                            -----------------
"New Securities" does not include (i) the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock outstanding (whether or not outstanding on the Original Issue Date), (ii) securities offered to the public pursuant to a registration statement filed by the Corporation with the Securities and Exchange Commission for a public offering and sale of securities of the Corporation (other than a registration statement on Form S-8 or S-4, or their successors, or any other form for a limited purpose, or any registration statement proposed to be issued in exchange for securities or assets of another corporation), (iii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock, or (iv) shares of Common Stock issued pursuant to any Employee Plan.

          (c)  Notice and Allotment.  In the event the Corporation intends to
               --------------------
issue New Securities, it shall give each registered holder of Series A Preferred Stock written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Corporation proposes to effect such issuance. Each such holder shall have 20 days from the date of such notice to agree to purchase all or part of its or his pro rata share of such New Securities for the price and upon the general terms and conditions specified in such notice by giving written notice to the Corporation stating the quantity of New Securities to be so purchased. Each such holder shall have a right of over- allotment such that if any other holder fails to exercise his or its right hereunder to purchase his or its total pro rata portion of New Securities, such holder may purchase such portion, on a pro rata basis, by giving written notice to the Corporation within five days from the date that the

Corporation provides written notice to the other holders of Series A Preferred Stock of the amount of New Securities with respect to which such nonpurchasing holders have failed to exercise their rights hereunder.

          (d)  No Exercise.  In the event any registered holder of Series A
               -----------
Preferred Stock fails to exercise the foregoing right of first refusal with respect to any New Securities within such 20-day period (or the additional five-day period provided for overallotments), the Corporation may within 120 days thereafter sell any or all of such New Securities not purchased by such holder, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each holder of Series A Preferred Stock pursuant to subsection 7(c) above. In the event the Corporation has not sold such New Securities within such 120-day period, the Corporation thereafter shall not issue or sell any New Securities without first offering such New Securities to each holder of Series A Preferred Stock in the manner provided above.

                                 ARTICLE FOUR
                                 ------------

     The name and place of residence of the incorporator is David A. Fenley, 10016 Noland Road, Lenexa, Kansas 66215.

                                 ARTICLE FIVE
                                 ------------

     The number of directors to constitute the Board of Directors is four (4). Thereafter, the number of directors that shall constitute the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The Corporation shall notify the Secretary of State of any change in the number of directors within 30 calendar days of any such change, or within such other period of time as may then be required by law.

                                  ARTICLE SIX
                                  -----------

     The duration of the Corporation shall be perpetual.

                                 ARTICLE SEVEN
                                 -------------

     The purpose for which the Corporation is formed is to engage in any lawful business for which corporations may be organized under the General and Business Corporation Law of Missouri.

                                 ARTICLE EIGHT
                                 -------------

     The Board of Directors shall have the power to make and from time to time to repeal, amend, and alter the bylaws of the Corporation; provided however, that the paramount power to make, repeal, amend, alter and enlarge the bylaws or adopt new bylaws, shall always be vested in the shareholders of the Corporation, which power may be exercised by a vote thereof present at any annual or special meeting of the shareholders; provided further, that thereafter the directors shall have power to suspend, repeal, amend or otherwise alter any bylaws or portion thereof so enacted by the shareholders, unless the shareholders in enacting such bylaws or portion thereof shall otherwise provide.

                                 ARTICLE NINE
                                 ------------

     Except and only to the extent as may be provided otherwise in Article Three hereof, the shareholders of the Corporation shall have no preemptive right to acquire additional shares of stock of any class or series of the Corporation, or any securities of the Corporation convertible into such shares.

                                  ARTICLE TEN
                                  -----------

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                ARTICLE ELEVEN
                                --------------

     In the election of directors of the Corporation, the principle of cumulative voting shall not apply. Except and only to the extent as may be provided otherwise in Article Three hereof, each holder of voting stock shall be entitled to cast one vote for each share of voting stock held in any such election, and a candidate for election as a director must receive a majority of the votes cast to be elected.

                                ARTICLE TWELVE
                                --------------

     The directors and officers of the Corporation shall be indemnified to the maximum extent permitted by law. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized by the General and Business Corporation Law of Missouri. The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification and advancement of expenses to which any such director or officer may be entitled by bylaw, agreement, vote of shareholders or of disinterested directors or otherwise.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General and Business Corporation Law of Missouri.

                          CERTIFICATE OF AMENDMENT OF
                         ARTICLES OF INCORPORATION OF
                           AMERITEL PAY PHONES, INC.
                           -------------------------

     The undersigned, AmeriTel Pay Phones, Inc., a Missouri corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of the Corporation in accordance with the General and Business Corporation Law of Missouri, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

     1. The name of the Corporation and the name under which the Corporation was originally organized is AmeriTel Pay Phones, Inc.

     2. The amendment to the Articles of Incorporation of the Corporation, which provides for the cancellation of shares of common stock in the manner set forth in the following resolution, was adopted by the shareholders of the Corporation on April 26, 1995 pursuant to the following resolution:

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to sections 351.085.2(7) and 351.093(3) of the Missouri Revised Statutes and for the purpose of amending the Articles of Incorporation of the Corporation to cancel a certain number of the issued and outstanding shares of common stock of the Corporation, the introductory paragraphs of Article Three of the Articles of Incorporation of the Corporation be, and they hereby are, amended to read in their entirety as follows:

          The total number of shares of all classes of stock which the Corporation shall have the authority to issue consists of (a) 10,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and (b) 500,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), amounting in the aggregate to 10,500,000 shares of capital stock.

          Immediately prior to the effectiveness of the amendment to the Articles of Incorporation pursuant to which these introductory paragraphs were adopted, the number of issued and outstanding shares of Common Stock was 3,100,314. Immediately upon the effectiveness of such amendment, 36,562 shares of Common Stock automatically shall be cancelled and automatically shall become authorized and unissued shares of Common Stock, whereby the total number of shares of Common Stock issued and outstanding upon the effectiveness of such amendment shall be 3,063,752 and the number of issued and outstanding shares of Common Stock held by each holder thereof automatically shall, without any action on the part of any such holder, be reduced to the number of shares of Common Stock equal to the product of (a) the quotient of (i) the number of issued and outstanding shares of Common Stock held by such holder immediately prior to the effectiveness of such amendment, divided by (ii) three hundred thirty and seven-tenths (330.7), or if such quotient is not a whole number, such quotient rounded down to the nearest whole number, multiplied by (b) three hundred twenty-six and eight-tenths (326.8), or if such product is not a whole number, such product rounded up to the nearest whole number. Each holder of any certificate or certificates representing shares of Common Stock outstanding immediately prior to the effectiveness of such amendment shall surrender the same for cancellation to the Corporation or its designated agent, and shall receive in exchange therefor certificates representing the appropriate number of shares of Common Stock as determined in accordance with the foregoing. Until so surrendered, each certificate representing shares of Common Stock outstanding Immediately prior to the effectiveness of such amendment shall be deemed for all purposes to evidence the number of shares of Common Stock as set forth above.

          The following is a statement of the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions thereof, in respect of each class of capital stock of the
     Corporation:

     3. At the time of the adoption of the foregoing amendment to the Articles of Incorporation of the Corporation, the Corporation had 3,100,314 shares of common stock issued and outstanding, all of which were entitled to vote on the foregoing amendment.

     4. The foregoing amendment was adopted by the unanimous vote of the shareholders of the Corporation and, thus, 3,100,314 shares of common stock voted for the foregoing amendment and no shares of common stock voted against the foregoing amendment.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation by its President and Secretary, and verified by its Secretary, as of this 26th day of April, 1995.

                                      AMERITEL PAY PHONES, INC.
     [SEAL]

                                      By:  /s/ ROGER K. SALLEE
                                         ---------------------------------
                                             Roger K. Sallee, President



                                      By:  /s/ JEFFERY D. AYERS
                                         ---------------------------------
                                             Jeffrey D. Ayers, Secretary

     VERIFY:


         /s/ JEFFREY D. AYERS
     -----------------------------
     Jeffrey D. Ayers, Secretary

{SEAL OF THE STATE OF MISSOURI}
                                                      STATE OF MISSOURI
                                          JUDITH K. MORIARTY, SECRETARY OF STATE
                                         P.O. BOX 778, JEFFERSON CITY, MO 65102
                                                     Corporation Division

                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)


Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:


1.   The present name of the Corporation is AmeriTel Pay Phones, Inc.
                                            -------------------------

     The name under which it was originally organized was AmeriTel Pay Phones,
                                                          --------------------
     Inc.
     ----


2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on December 19, 1994
                         -----------------


3.   Article Number FIVE  is amended to read as follows:
                    ----

     The number of directors to constitute the Board is three (3).
     -------------------------------------------------------------


4.   Of the  9,375  shares outstanding,  9,375  issued shares were entitled to
             -----                       -----
     vote on such amendment.

     The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

               Class              Number of Outstanding Shares

          Voting Common Stock                 9,375
          -------------------                 -----


5.   The number of shares voted for and against the amendment was as follows:

               Class             No. Voted For      No. Voted Against

          Voting Common Stock        7,375                 0
          -------------------

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:


     If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:


7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the nammer in which such reduction shall be effected:


IN WITNESS WHEREOF, the undersigned Roger K. Sallee  has executed this
                                    ---------------
instrument and James D. Muchmore has affixed its corporate seal hereto and
               -----------------
attested said seal on the  10th day of March  , 1995.
                           ----        -----      --


               Place
          CORPORATE SEAL
                Here
    (If no seal, state "None")
                NONE
                                        AmeriTel Pay Phones, Inc.
                                        ---------------------------------

ATTEST:


  /s/ JAMES D. MUCHMORE                 By:  /s/ ROGER K. SALLEE
--------------------------                 ------------------------------

                        {SEAL OF THE STATE OF MISSOURI}


Judith K. Moriarty             STATE OF MISSOURI
Secretary of State        OFFICE OF SECRETARY OF STATE             314/751-4609
                             JEFFERSON CITY  65102



                   STATEMENT OF CHANGE IN NUMBER OF DIRECTORS
              Sections 351.055(6), 351.085.1(4) and 351.315.3 RSMo
                         No filing fee - File one copy


                                                Corporate Charter No. 00353959
                                                                     -----------


1.   The name of the corporation is  AmeriTel Pay Phones, Inc.
                                     ---------------------------

     The name under which it was originally organized was AmeriTel Pay Phones,
                                                          --------------------
     Inc.
     ----------------

2.   Effective December 27, 1996  , the number of persons constituting its
               -------------------
     board of directors was changed from    4      to     3
                                         ---------     -------

3.   Effective February 26, 1997, the number of persons constituting its board
     -------------------------------------------------------------------------
     of directors was changed from 3 to 9
     ------------------------------------


      /s/ JOHN R. SUMMERS                                       06/24/97
-------------------------------                          ----------------------
        Corporate Officer                                         Date


     John R. Summers,
     Vice President, Secretary and Treasurer